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                                 EXHIBIT 3(D)(1)

                  TERM LOAN AGREEMENT DATED SEPTEMBER 18, 1997
                 BY AND BETWEEN CUNE MANAGEMENT, INC. (BORROWER)
                  AND LASERMEDIA COMMUNICATIONS CORP. (LENDER)





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                               TERM LOAN AGREEMENT


         THIS LOAN AGREEMENT made as of the 18th day of September 1997 between CUNE MANAGEMENT INC., a company incorporated under the laws of the Province of Ontario (hereinafter the "Borrower") and LASERMEDIA COMMUNICATIONS CORP., a company incorporated under the laws of the Province of Ontario (hereinafter the "Lender").

         Principal amount: up to $250,000

         Interest rate: 12% per annum

         WHEREAS the Lender wishes to provide financial assistance to the Borrower by advancing the Loan, as defined herein; and

         WHEREAS the parties wish to enter into this Agreement in order to formally set out their respective responsibilities and obligations;

         NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by each party hereto, the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

         (a) "Advance" means advances of the Loan by the Lender to the Borrower, from time to time, pursuant to this Agreement;

         (b) "Agreement" means this loan agreement and all schedules attached thereto, as the same may be amended from time to time with the written consent of all parties;

         (c) "Business" means the business presently and heretofore carried on by the Borrower;

         (d) "Closing" means the closing of the Advances of the Loan by the Lender to the Borrower as contemplated hereunder, to take place on such dates and times as the parties hereto may agree;

         (e) "Conditions Precedent" has the meaning assigned to that term in
Section 4.5;

         (f) "Event of Default" has the meaning assigned to that term in Section 4.7;

         (g) "Loan" means the principal amount of up to Two Hundred and Fifty Thousand Dollars ($250,000.00) to be advanced by the Lender to the Borrower from time to time as contemplated hereunder together with any accrued and unpaid interest thereon;

         (h) "Maturity Date" means September 18, 1998, or such other date as the parties may mutually agree; and

         (i) "Promissory Note" has the meaning assigned to that term in Section 4.5(a)(i).



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         1.2 SCHEDULES. The following are the Schedules to this Agreement, each of which is incorporated in this Agreement by reference and deemed to be part thereof:

                           SCHEDULE              DESCRIPTION
                           --------              -----------

                           A                     Form of Promissory Note
                           B                     Security and Pledge Agreement

         1.3 CURRENCY. All statements of or reference to dollar amounts in this Agreement shall mean lawful money of Canada, unless otherwise specified.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1 BORROWER. The Borrower represents and warrants to the Lender as follows and acknowledges that the Lender is relying on these representations and warranties in connection with their performance pursuant to this Agreement:

         2.2      (a)      ORGANIZATION AND GOOD STANDING OF THE BORROWER. The
         Borrower is duly incorporated and organized, validly existing and is up to date in all of the corporate filings and registrations required under the laws of Ontario;

                  (b) CORPORATE POWER AND AUTHORITY. The Borrower has all necessary corporate power, authority and capacity to own and lease its property and assets and to execute and deliver this Agreement and all other documents contemplated hereby, and to carry out its obligations hereunder;

                  (c) LITIGATION. There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against or relating to the Borrower or affecting its property or business which might affect the property, business, future prospects or financial condition of the Borrower and there is not presently outstanding against the Borrower any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

                  (d) COMPLIANCE WITH LAWS. The Borrower and its directors and officers have complied with the requirements of all applicable laws, decrees, regulations or similar enactments and orders of any judicial, administrative, governmental or other authority or arbitrator as same pertain to the Borrower; and

                  (e) AGREEMENT BINDING. This Agreement and each of the documents contemplated hereby constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.


                                    ARTICLE 3

                                    COVENANTS

         3.1 COVENANTS OF THE BORROWER. The Borrower covenants and agrees that as of and from the date hereof and until the date the Loan is repaid in full:

                  (a) CONDUCT OF BUSINESS. The business of the Borrower will be conducted only in the ordinary course;

                  (b) DIVIDENDS ETC. No dividend or other distribution or payment will be declared, set aside, paid or made on or in respect of shares of the capital stock of the Borrower and the Borrower will not directly or indirectly redeem, retire, purchase or otherwise acquire any of such stock;

                  (c) UTILIZATION OF PROCEEDS. The proceeds of the Loan will be utilized in the business of the Borrower;

                  (d) PAYMENT UNDER LOAN. The Borrower will punctually pay the principal and the interest on the Loan when due;



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                  (e)       PRESERVATION OF CORPORATE EXISTENCE ETC. The
         Borrower will preserve and maintain its corporate existence, licenses, rights, franchises and privileges in the jurisdiction of its incorporation and will obtain all authorizations, consents, approvals, orders, licenses, exemptions from registrations or qualifications from any court, governmental department, public body, authority, commission, board, bureau, agency or instrumentality that are necessary or materially valuable in the operation of the Business;

                  (f) INSURANCE. The Borrower will maintain in force with reputable insurers, coverage against risks of loss of or damage to its properties, assets and business, of such type and in such amounts as is customary in the case of companies of established reputation engaged in the same or similar businesses;

                  (g) TAXES ETC. The Borrower will pay and discharge all taxes, licenses and other fees, when due, except only such as are being contested in good faith by appropriate proceedings but only if the effect of such proceedings are to postpone the liability to pay such tax and suitable reserves against such taxes are established and maintained;

                  (h) LITIGATION. The Borrower will notify the Lender promptly in the event that any material litigation is commenced or contemplated against the Borrower or if any default occurs or is anticipated under this Agreement;

                  (i) COMPLIANCE WITH LAWS. The Borrower will comply with the requirements of all applicable laws, decrees, regulations or similar enactments and orders of any judicial, administrative, governmental or other authority or arbitrator; and

                  (j) NO SECURITY INTEREST EXCEPT TO A CHARTERED BANK. The Borrower will not create or allow any of its subsidiaries to create or permit any mortgage, charge, lien or other security interest in any or all of its assets, whether on loans to the Borrower or otherwise, except by way of a first fixed and floating charge (hereinafter the "Fixed and Floating Charge") to and in favour of a Canadian chartered bank by way of a general security agreement, should the Borrower be able to arrange such a loan from a Canadian chartered bank during the term of this Loan (the "Bank Security").


                                    ARTICLE 4

                              LOAN TO THE BORROWER

         4.1 LOAN. Relying on the representations, warranties and covenants set forth herein and subject to the other provisions of this Agreement, the Lender agrees to Advance to the Borrower, from time to time, by way of the Loan, the principal sum, in the aggregate of up to Two Hundred and Fifty Thousand Dollars ($250,000.00).

         4.2 INTEREST. The Loan will bear interest at an annual rate of interest equal to twelve percent (12%) per annum, calculated annually from the date of each Advance and payable both before and aider default, maturity and judgment.

         4.3 REPAYMENT. The Loan shall be repayable on or before the Maturity Date.

         4.4 PREPAYMENT. The Borrower may prepay the Loan from time to time in whole or in part without penalty, notice or bonus.

         4.5 CONDITIONS PRECEDENT. The Lender's obligation to advance the Loan is subject to the satisfaction of the following conditions precedent (the "Conditions Precedent") at the time of any Advance (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Lender and may be waived by it in whole or in part):

                  (a) The following documents, duly executed, shall have been delivered to the Lender:

                            (i) grid promissory note (the "Promissory Note") issued by the Borrower in favour of the Lender substantially in the form of the promissory note attached hereto as Schedule A.

                            (ii) pledge and security agreement (the "Pledge and Security Agreement") substantially in the form attached hereto as Schedule B.

                  (b) All of the representations and warranties of the Borrower set forth in Article 11 hereof shall be in all material respects true and correct, on and as of the time of Closing and all covenants to have been performed or satisfied at or before the Closing shall have been so performed or satisfied.



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         4.6      PROMISSORY NOTE. The debts, liabilities and obligations of the
Borrower to the Lender arising pursuant to or in connection with the Loan shall be evidenced by the Promissory Note substantially in the form as attached hereto as Schedule A. The Borrower shall, and is hereby unconditionally and absolutely authorized and directed by the Lender to, record on the Promissory Note, all Advances and payments hereunder. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such Advances and payments, but failure to record a transaction will not affect its validity.

         4.7 ESCALATION OF PAYMENT DATE OF THE LOAN. If any of the following events or circumstances ("Events of Default") occur, the Lender may, at its option, declare the Loan immediately due and payable and declare the unutilized portion (if any) of the Loan to be terminated (in which case the Lender shall not be required to make any further Advances), and take such other actions as may be permitted at law or in equity, namely:

                  (a) if the Borrower fails to pay any amount of principal or interest on the Loan when due;

                  (b) if any representation or warranty contained in or provided for by this Agreement shall be found false or incorrect or lacking in any material facts so as to make it materially misleading;

                  (c) if the Borrower defaults in the performance of any term, condition or covenant contained in this Agreement, in the Promissory Note, or in any other document or agreement delivered in connection with the transactions contemplated by this Agreement and has not remedied same within fifteen (15) days after the Lender has given written notice to the Borrower of such default;

                  (d) if the Borrower shall take any voluntary action in respect of liquidation, bankruptcy or winding-up or an assignment for benefit of creditors under the laws of any applicable jurisdiction or shall otherwise become insolvent; or

                  (e) if the Borrower sells, leases or exchanges all or substantially all of its property other than in the ordinary course of business.

         4.8 PRESENTMENT, ETC. The Borrower hereby waives presentment and demand for payment, protest and notice of protest and non-payment and agrees that its liability on this note shall not be affected by any renewal or extension in the time for payment hereof or by any indulgences and hereby consents to any and all renewals, extensions or indulgences. Any waiver of rights by the Lender hereunder must be in writing and the failure of the Lender to exercise any of its rights hereunder in any specific instance shall not constitute a waiver thereof in any other instance.

         4.9 CONSENT TO BANK SECURITY. The Lender hereby consents to the creation of the Bank Security, from time to time, as provided for in Section 3.1(j).


                                    ARTICLE 5

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each statement of fact contained in this Agreement or in any document or certificate given under this Agreement or any Schedule hereto be any of the parties hereto shall be deemed a representation and warranty herein. All covenants, agreements, representations and warranties of the parties hereto contained in this Agreement, or contained in any document or certificate given under this Agreement, shall be true at and as of the time of the Closing and shall survive the Closing and shall continue in full force and effect for the benefit of the parties hereto.

                                    ARTICLE 6

                                    SECURITY


         6.1 SECURITY AGREEMENT. The Borrower shall furnish, execute and deliver to the Lender in form and substance satisfactory to the Lender the pledge and security agreement in the form attached hereto as Schedule B.



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                                    ARTICLE 7

                                     GENERAL

         7.1 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

         7.2 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the courts of Ontario and acknowledge the competence, convenience and propriety; of such venue and agree to be bound by any judgement thereof and not to seek and hereby waive any review of its merits by the courts of any other jurisdiction.

         7.3 NOTICES. Any notice or other communication required or permitted to be given to a party hereunder or for the purposes hereof shall be in writing and shall be sufficiently given if delivered personally to the party, or if sent by prepaid registered mail, courier, telex or telecopier, addressed to the party:

                  (a)      in case of notice to the Borrower as follows:

                           Cune Management, Inc.
                           45 St. Clair Avenue West
                           Suite 200
                           Toronto, Ontario
                           M4V IK6

                           Telephone:  (416) 967-4779
                           Telecopier:  (416) 967-5788

                  (b)      in case of notice to the Lender as follows:

                           Lasermedia Communications Corp.
                           11 Charlotte Street
                           Toronto, Ontario M5V 2H5
                           Attention:  Chief Financial Officer

                           Telephone:  (416) 977-2001
                           Telecopier:      (416) 977-7353

or at such other address as the party to whom such notice or other communication is to be given shall have last notified the party given the same in the manner provided in this Section. Any notice or other communication mailed as aforesaid shall be deemed to have been given and received on the tenth (10th) business day next following the date of its mailing. Any notice or other communication delivered personally or sent by courier to a party hereto shall be deemed to have been given and received on the day it is received, provided that if such day is not a business day then the notice or other communication shall be deemed to have been given and received on the business day next following such day. Any notice or other communication sent by telex or telecopier shall be deemed to have been given and received on the day it was sent if such day was a business day in the place of receipt, provided that if it was not a business day in such place, it shall be deemed to have been given and received the next following business day. In the event of a threatened or actual postal disruption, all notices or other communications shall be delivered personally or sent by courier, telex or telecopier.

         7.4 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

         7.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral or written' by and between any of the parties hereto with respect to the subject matter hereof.

         7.6 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original' but all such counterparts shall together constitute one and the same instrument.

         7.7 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party.

         7.8 SUCCESSORS. This Agreement shall enure to the benefit of and be binding on the successors and permitted assigns of the respective parties hereto.




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         7.9      NON-WAIVER. The various rights, remedies, options and
elections of the parties hereto contained in this Agreement are cumulative and the failure of any party to enforce strict performance by another park of its obligations to be performed hereunder, or to exercise any option or election or to have recourse to any remedy shall not be construed or deemed to be a waiver or relinquishment for the future by the said party of any such condition, covenant, option, election or remedy but shall continue in full force and effect.

         7.10 FURTHER ASSURANCES. The parties hereto undertake to sign and complete all such deeds, documents, resolutions, minutes and other instruments and to do all acts as are necessary to give full effect to this Agreement.

         IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement on the date first above written.


                                      CUNE MANAGEMENT INC.


                                      By:
                                         ------------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


                                      LASERMEDIA COMMUNICATIONS CORP.

                                      By:
                                         ------------------------------
                                          Name:
                                               ------------------------
                                          Title:
                                                -----------------------


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                        GRID ATTACHED TO PROMISSORY NOTE
                   DATED AS OF THE 18TH DAY OF SEPTEMBER, 1997
              MADE BY LASERMEDIA COMMUNICATIONS CORP. IN FAVOUR OF
                              CUNE MANAGEMENT INC.

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                              PRINCIPAL AMOUNT OF            AMOUNT OF PRINCIPAL              UNPAID PRINCIPAL
       NO.       DATE               ADVANCE                         REPAID                         BALANCE
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==============================================================================================================



The aggregate unpaid principal amount shown on this grid shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this promissory note. The failure to record the date and amount of any loan on this grid shall not, however, limit or otherwise affect the obligations of Cune Management Inc. under the Loan Agreement or under this Note to repay the principal amount of the loan made to Cune Management Inc. by Lasermedia Communications Corp., together with all interest accrued and unpaid thereon.




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                                  SCHEDULE "B"






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